Exhibit 99.1

Press Release

Acutus Medical Reports Third Quarter 2020 Results

Carlsbad, Calif. – November 12, 2020 – Acutus Medical, Inc. (“Acutus”) (Nasdaq: AFIB), an arrhythmia management company focused on improving the way cardiac arrhythmias are diagnosed and treated, today reported results for the third quarter of 2020.

Recent Highlights:

•	Reported revenue of $3.2 million in the third quarter ended September 30, 2020, a 180% increase sequentially and a 391% increase over the same quarter last year.

•

Increased worldwide installed base of second generation AcQMap consoles to 37 as of September 30, 2020, up from 21 at the end of the prior quarter – bringing the total installed base of AcQMap consoles to 49 as of September 30, 2020.

•	Filled a key role with the addition of Dr. Steve Mickelson as our Chief Translational Science Officer. Dr. Mickelsen is a prominent figure in the emerging area of Pulsed Field Ablation.

Vince Burgess, President & CEO of Acutus, said, “In the third quarter we saw strong execution by our commercial team and made considerable progress on key development and operational fronts. Despite headwinds from COVID-19, we continued to add new customers and aggressively upgraded existing customers to our groundbreaking second-generation electrophysiology mapping system, AcQMap. Bringing on a new customer in our business requires extensive cross-functional collaboration with our customers and many members of our internal team. The growth of our installed base achieved this quarter demonstrates enthusiastic demand for our technology and terrific execution from our entire team during uniquely challenging times. As we look to the future, we are highly confident that Acutus is well positioned for continued growth in the years ahead.”

Third Quarter 2020 Financial Results

Revenue was $3.2 million for the third quarter of 2020, compared to $1.1 million for the prior quarter and $0.6 million in the third quarter last year. The improvement over the same quarter last year was driven by increased direct sales of Acutus disposables, sales of our AcQMap consoles, and distributor sales through our partner Biotronik as we continue to operationalize this foundational relationship.

Gross margin was negative 62% for the third quarter of 2020, compared with negative 251% in the same quarter last year. The improvement was driven by greater production volumes and efficiencies in labor and manufacturing overhead absorption when compared to the same period last year. Also affecting margins in the quarter were our first ever console sales that are paid for via long-term disposables commitment deals. These types of sales, which will be common at Acutus going forward, allocate a portion of the future disposables’ revenue stream and all of the console COGS at the time of the placement. It is typical for these transactions to result in unfavorable gross margins on the up-front placement of the console that is more than offset by a committed, predictable annuity stream of disposables sales in future quarters. We continue to make significant investments in our manufacturing infrastructure to support our aggressive launch expectations and position us to scale in-house production as our business grows. As volumes increase over time, and the benefit of console sales accrues, we expect to see continuous improvements to our margin profile.

Press Release

Operating expenses were $24.3 million for the third quarter of 2020, compared with $29.5 million in the same quarter last year. The decrease was driven by a $15.0 million payment for the acquisition and in-licensing of the force sensing product line from Biotronik made during the third quarter of 2019. This decrease was partially offset by the expansion of our commercial team in conjunction with our full commercial launch, various R&D projects related to console enhancements and catheter development programs, and increased G&A costs incurred associated with our initial public offering and becoming a public company.

Net loss on a GAAP basis was $31.3 million for the third quarter of 2020 and net loss per share was $1.95 on a weighted average basic and diluted outstanding share count of 16.1 million, compared to $32.1 million and a net loss per share of $47.21 on a weighted average basic and diluted outstanding share count of 0.7 million in the same period of the prior year. Excluding non-cash stock-based compensation expense, remeasurement of our warrant liability, and changes in the fair value of contingent consideration, our non-GAAP net loss for the third quarter of 2020 was $21.1 million, or $0.91 per share, compared to $30.6 million, or $1.86 per share, after giving effect to the pro forma conversion of our convertible preferred stock for the third quarter of 2019.

Cash, cash equivalents, marketable securities and restricted cash were $167.0 million as of September 30, 2020, which includes the $166.3 million net proceeds from our IPO, which closed on August 10, 2020.

Outlook and COVID-19

Due to uncertainty surrounding the COVID-19 pandemic, Acutus Medical will not provide financial guidance for the remainder of 2020 at this time. Management will continue to evaluate its guidance policies and anticipates providing an update at the time of its fourth quarter earnings announcement, to the extent practicable, based on available information at that time.

Non-GAAP Financial Measures

This press release includes references to non-GAAP net loss and non-GAAP net loss per share, which are non-GAAP financial measures, to provide information that may assist investors in understanding the Company’s financial results and assessing its prospects for future performance. We believe these non-GAAP financial measures are important indicators of our operating performance because they exclude items that are non-cash accounting line items unrelated to, and may not be indicative of, our core operating results. These non-GAAP financial measures, as we calculate them, may not necessarily be comparable to similarly titled measures of other companies and may not be appropriate measures for comparing the performance of other companies relative to the Company. These non-GAAP financial results are not intended to represent and should not be considered to be more meaningful measures than, or alternatives to, measures of operating performance as determined in accordance with GAAP. To the extent we utilize such non-GAAP financial measures in the future, we expect to calculate them using a consistent method from period to period. A reconciliation of each of the most directly comparable GAAP financial measures to the non-GAAP financial measures has been provided under the heading “Reconciliation of GAAP results to Non-GAAP Results” in the financial statement tables attached to this press release.

Press Release

Webcast and Conference Call Information

Acutus Medical will host a conference call to discuss the third quarter financial results after market close on Thursday, November 12, 2020 at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time. The conference call can be accessed live over the phone (833) 570-1131 for U.S. callers or (914) 987-7078 for international callers, using conference ID: 6990208. The live webinar can be accessed at https://ir.acutusmedical.com.

About Acutus Medical, Inc.

Acutus Medical is an arrhythmia management company focused on improving the way cardiac arrhythmias are diagnosed and treated. Acutus is committed to advancing the field of electrophysiology with a unique array of products and technologies which will enable more physicians to treat more patients more efficiently and effectively. Through internal product development, acquisitions, and global partnerships, Acutus has established a global sales presence delivering a broad portfolio of highly differentiated electrophysiology products. Acutus Medical’s goal is to provide its customers with a complete solution for catheter-based treatment of cardiac arrhythmias in each of its geographic markets. Founded in 2011, Acutus is based in Carlsbad, California.

Caution Regarding Forward-Looking Statements

This press release includes statements that may constitute “forward-looking” statements, usually containing the words “believe,” “estimate,” “project,” “expect” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, the Company’s ability to continue to manage expenses and cash burn rate at sustainable levels, continued acceptance of the Company’s products in the marketplace, the effect of global economic conditions on the ability and willingness of customers to purchase its systems and the timing of such purchases, competitive factors, changes resulting from healthcare policy in the United States, including changes in government reimbursement of procedures, dependence upon third-party vendors and distributors, timing of regulatory approvals, the impact of the coronavirus (COVID-19) pandemic and our response to it, and other risks discussed in the Company’s periodic and other filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Contact:

Caroline Corner

Westwicke ICR

D: 415-314-1725

Caroline.corner@westwicke.com

Holly Windler

M: 619-929-1275

media@acutusmedical.com

Press Release

Acutus Medical, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

	September 30,	December 31,
	2020	2019
	(unaudited)
ASSETS:
Current assets:
Cash and cash equivalents	$58,302	$9,452
Marketable securities, short-term	99,742	62,351
Restricted cash	150	150
Accounts receivable	1,893	263
Inventory	10,932	8,424
Prepaid expenses and other current assets	4,635	1,816

Total current assets	175,654	82,456

Marketable securities, long-term	8,789	—
Property and equipment, net	9,940	4,427
Right-of-use asset, net	1,838	2,341
Intangible assets, net	3,780	4,110
Goodwill	12,026	12,026
Other assets	482	95

Total assets	$212,509	$105,455

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
(DEFICIT)
Current liabilities:
Accounts payable	$4,723	$3,882
Accrued liabilities	6,500	10,076
Contingent consideration, short-term	4,000	8,200
Operating lease liabilities, short-term	907	833
Common and preferred stock warrant liability	—	8,919

Total current liabilities	16,130	31,910

Operating lease liabilities, long-term	1,365	2,054
Long-term debt	38,762	38,244
Contingent consideration, long-term	3,600	5,700
Other long-term liabilities	8	—

Total liabilities	59,865	77,908

Commitments and contingencies

Convertible preferred stock

Series A convertible preferred stock	—	3,059
Series B convertible preferred stock	—	40,685
Series C convertible preferred stock	—	74,575
Series D convertible preferred stock	—	135,039

Stockholders’ equity (deficit)
Preferred stock	—	—
Common stock,	28	1
Additional paid-in capital	484,162	33,252
Accumulated deficit	(331,613)	(259,034)
Accumulated other comprehensive income (loss)	67	(30)

Total stockholders’ equity (deficit)	152,644	(225,811)

Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$212,509	$105,455

Press Release

Acutus Medical, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue	$3,173	$646	$5,890	$2,167

Costs and operating expenses:
Cost of products sold	5,141	2,267	10,998	6,878
Research and development	8,343	5,865	24,492	15,489
Research and development - license acquired	—	15,000	—	15,000
Selling, general and administrative	15,833	7,978	35,193	18,998
Change in fair value of contingent consideration	118	700	(1,466)	700

Total costs and operating expenses	29,435	31,810	69,217	57,065

Loss from operations	(26,262)	(31,164)	(63,327)	(54,898)

Other income (expense):
Change in fair value of warrant liability and embedded derivative	(3,683)	(3)	(5,555)	(608)
Loss on debt extinguishment	—	(49)	—	(1,447)
Interest income	23	525	393	733
Interest expense	(1,366)	(1,394)	(4,090)	(20,905)

Total other expense, net	(5,026)	(921)	(9,252)	(22,227)

Net loss	$(31,288)	$(32,085)	$(72,579)	$(77,125)

Other comprehensive income (loss)
Unrealized (loss) gain on marketable securities	(9)	40	(50)	47
Foreign currency translation adjustment	78	(45)	147	(57)

Comprehensive loss	$(31,219)	$(32,090)	$(72,482)	$(77,135)

Net loss per common share, basic and diluted	$(1.95)	$(47.21)	$(12.36)	$(115.66)

Weighted average shares outstanding, basic and diluted	16,080,467	679,591	5,870,861	666,823

Press Release

Acutus Medical, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Nine Months Ended September 30,
	2020	2019
Cash flows from operating activities
Net loss	$(72,579)	$(77,125)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	1,754	1,676
Amortization of intangible assets	330	125
Stock-based compensation expense	9,272	2,174
Amortization of premiums/(accretion of discounts) on marketable securities, net	113	(100)
Amortization of debt issuance costs	518	17,438
Amortization of right-of-use assets	507	470
Research and development - license acquired	—	15,000
Gain on disposal of property and equipment	—	(1)
Loss on debt extinguishment	—	1,447
Change in fair value of warrant liability and embedded derivative	5,555	608
Change in fair value of contingent consideration	(1,466)	700
Changes in operating assets and liabilities, net of effect from business combination:
Accounts receivable	(1,630)	(697)
Inventory	(1,865)	(3,829)
Prepaid expenses and other current assets	(2,729)	(306)
Other assets	(387)	(8)
Accounts payable	753	2,873
Accrued liabilities	1,423	9,268
Operating lease liabilities	(615)	(536)
Other long-term liabilities	8	—

Net cash used in operating activities	(61,038)	(30,823)

Cash flows from investing activities
Purchases of available-for-sale marketable securities	(108,528)	(68,735)
Sales of available-for-sale marketable securities	17,095	—
Maturities of available-for-sale marketable securities	45,000	11,550
Purchases of property and equipment	(7,822)	(683)
Purchase of research and development license	—	(10,000)
Cash paid, net of cash acquired for the Rhythm Xience Acquisition	—	(3,000)

Net cash used in investing activities	(54,255)	(70,868)

Cash flows from financing activities
Proceeds from issuance of debt and warrants	—	77,000
Repayment of debt	—	(15,000)
Payment of issuance and extinguishment costs related to debt	—	(2,332)
Payment of contingent consideration	(2,636)	—
Proceeds from issuance of convertible preferred stock, net of issuance costs	—	66,567
Proceeds from issuance of common stock upon IPO, net of issuance costs	166,286	—
Proceeds from stock options exercises	350	76

Net cash provided by financing activities	164,000	126,311

Effect of exchange rate changes on cash, cash equivalents and restricted cash	143	(50)

Net change in cash, cash equivalents and restricted cash	48,850	24,570
Cash, cash equivalents and restricted cash, at the beginning of the period	9,602	9,775

Cash, cash equivalents and restricted cash, at the end of the period	$58,452	$34,345

Press Release

Acutus Medical, Inc. and Subsidiaries

Reconciliation of GAAP Results to Non-GAAP Results

(in thousands, except share and per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
GAAP net loss	$(31,288)	$(32,085)	$(72,579)	$(77,125)
Stock-based compensation	6,374	812	9,272	2,174
Change in fair value of contingent consideration	118	700	(1,466)	700
Change in fair value of warrant liability and embedded derivative	3,683	3	5,555	608

Non-GAAP net loss	$(21,113)	$(30,569)	$(59,218)	$(73,643)

Denominator
Weighted average shares of common stock outstanding used in GAAP per share calculations	16,080,467	679,591	5,870,861	666,823
Adjustments to reflect the assumed conversion of convertible preferred stock (1)	7,205,624	15,712,489	13,373,360	11,290,142

Shares used in non-GAAP per share calculations	23,286,091	16,392,080	19,244,221	11,956,965

GAAP net loss per share	$(1.95)	$(47.21)	$(12.36)	$(115.66)
Non-GAAP net loss per share	$(0.91)	$(1.86)	$(3.08)	$(6.16)

(1)

Assumes the conversion of oustanding shares of convertible preferred stock into shares of common stock as if such conversion had occurred at the beginning of the period or their issuance dates, if later.